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                                                                    EXHIBIT 23.8

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 27, 1997, with respect to the consolidated financial statements of Interconnection Systems (Holdings) Limited in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-29727) and related Prospectus of Viasystems, Inc. for the registration of $400,000,000 9 3/4% Senior Subordinated Notes due 2007.


ERNST & YOUNG
Chartered Accountants

Newcastle upon Tyne, England

November 11, 1997